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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported) January 23, 2001
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                        Generex Biotechnology Corporation
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             (Exact name of registrant as specified in its charter)



         Delaware                      000-25169                82-049021
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(State or other jurisdiction          (Commission             (IRS Employer
 of Incorporation)                    File Number)         Identification No.)



33 Harbor Square, Suite 202, Toronto, Ontario Canada              M5J 2G2
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     (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code            416/364-2551
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          (Former name or former address, if changed since last report)
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Item 5.     Other Events

This is an update to the descriptions of the registrant's pending legal proceeding with Sands Brothers & Co. Ltd. that are set forth in the registrant's Report on Form 10-K for the year ended July 31, 2000 and the registrant's Report on Form 10-Q for the quarter ended October 31, 2000.

On January 23, 2001, the New York State Appellate Division, First Department (the "Appellate Division"), modified the judgment of the Supreme Court of the State of New York, County of New York, that had confirmed the arbitration award against the registrant. The Appellate Division affirmed the portion of the judgment that had confirmed the granting of monetary relief of $14,070 to Sands but modified the judgment to vacate the portion of the arbitration award directing the issuance to Sands of a warrant to purchase 1,530,020 shares of the registrant's common stock. The Appellate Division held that the portion of the award directing the registrant to issue warrants to Sands is too indefinite to be enforceable and remanded the matter to the arbitration panel for a final and definite award with respect to such relief or its equivalent (including possibly an award of monetary damages). The ultimate outcome of this legal proceeding cannot be predicted at this time with any assurance.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     GENEREX BIOTECHNOLOGY CORPORATION


Dated:   January 25, 2001            By: /s/ E. Mark Perri
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                                         E. Mark Perri, Chairman and CFO